EXHIBIT 4
















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                               SERVOTRONICS, INC.



                             SHAREHOLDER RIGHTS PLAN



                           Dated as of August 26, 2002


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

                                TABLE OF CONTENTS
                                -----------------
Section 1   Certain Definitions                                                                                 1

Section 2   Authority to Appoint of Rights Agent                                                                5

Section 3   Issue of Rights Certificates                                                                        6

Section 4   Form of Rights Certificates                                                                         7

Section 5   Registration                                                                                        7

Section 6   Transfer. Split Up, Combination and Exchange of Rights Certificates;
            Mutilated. Destroyed. Lost or Stolen Rights Certificates                                            8

Section 7   Exercise of Rights: Purchase Price; Expiration Date of Rights                                       8

Section 8   Cancellation and Destruction of Rights Certificates                                                10

Section 9   Reservation and Availability of Capital Stock                                                      10

Section 10  Preferred Stock Record Date                                                                        11

Section 11  Subscription Right                                                                                 12

Section 12  Merger Right                                                                                       13

Section 13  Adjustment of Purchase Price                                                                       15

Section 14  Fractional Rights and Fractional Shares                                                            19

Section 15  Rights of Action                                                                                   19

Section 16  Agreement of Rights Holders                                                                        20

Section 17  Rights Certificate Holder Not Deemed a Stockholder                                                 20

Section 18  Issuance of New Rights Certificates                                                                21

Section 19  Redemption and Termination                                                                         21

Section 20  Exchange                                                                                           22

Section 21  Indemnification of Corporate Officers and Directors                                                23

Section 22  Notice of Certain Events                                                                           24

Section 23  Notices                                                                                            24

Section 24  Supplements and Amendments                                                                         25

Section 25  Successors                                                                                         25

Section 26  Benefits of this Plan                                                                              25

Section 27  Severability                                                                                       25

Section 28  Governing Law                                                                                      25

Section 29  Descriptive Headings                                                                               25


Exhibit A - Form of Rights Certificate

Exhibit B - Summary of Rights to Purchase Preferred Stock

Exhibit C - Certificate of Designation, Preferences and Rights

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                             SHAREHOLDER RIGHTS PLAN


As of August 26, 2002, the Board of Directors of Servotronics, Inc., a Delaware corporation (the "Company"), authorized and declared a dividend distribution of one Right (as hereinafter defined) for each outstanding share of common stock, par value $.20 per share, of the Company ("Common Stock") outstanding at the close of business on August 28, 2002 (the "Record Date"), and contemplates the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined herein), each Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit C, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

     SECTION 1.     CERTAIN   DEFINITIONS.   For  purposes  of  this  Plan,  the
following terms have the meanings indicated.

          (a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, without the prior approval of a majority of the Continuing Directors, shall be the Beneficial Owner of 25% or more of the then Outstanding Non-ESOT Shares, provided, however, that Acquiring Person shall not mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company (including without limitation the Servotronics, Inc. Employee Stock Ownership Plan [the "ESOP"]), (iv) any entity holding shares of Common Stock organized, appointed, or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan (including without limitation the Servotronics, Inc. Employee Stock Ownership Trust [the "ESOT"]), (v) Dr. Nicholas D. Trbovich ("Dr. Trbovich") or any executor, administrator, attorney-in-fact, agent, proxy or representative (acting in his or her capacity as such) or lineal descendant of Dr. Trbovich) or (vi) a Person who inadvertently becomes the beneficial owner of 25% or more of the then Outstanding Non-ESOT Shares and who (A) represents to the Board of Directors of the Company that the acquisition of such shares was inadvertent without intent to make a tender offer; (B) undertakes to sell, within five Business Days, to a Person other than the Company, enough shares so that his total Beneficial Ownership is less than 25% of the then Outstanding Non-ESOT Shares; and (C) in fact does sell such shares within five Business Days.

          (b) "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          (c)       "Associate"  shall mean, with respect to a specified Person,
(i) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity security

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as defined in Rule 3a-l1 of the General Rules and Regulations under the Exchange
Act, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

          (d) "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or statutory provision) or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any securities:

               i) which such Person or any Affiliate or Associate thereof beneficially owns, directly or indirectly;

               ii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner of," or to
          "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights;

               iii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
          Schedule 13D under the Exchange Act; or

               iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate thereof with which such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (d)) or disposing of any voting securities of the Company.

          Notwithstanding the foregoing, a Person shall not be deemed to be the "Beneficial Owner of," or to "beneficially own," any security as to which such

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person may be deemed to have voting or investment power solely by reason of such
Person's  position as a trustee of the ESOT or other entity  described in clause
(iv) of Section 1(a).

          (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (f) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (g) "Common Stock" shall mean the common stock, par value $.20 per share, of the Company and "common stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

          (h) "Company" shall mean Servotronics, Inc., a Delaware corporation, until a successor corporation shall have become such or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Plan, and thereafter "Company" shall mean such successor corporation or Principal Party.

          (i) "Continuing Director" shall mean any director of the Company who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and (i) who was elected by the stockholders or appointed by the Board of Directors of the Company prior to the date as of which the Acquiring Person in question became an Acquiring Person, or (ii) who was designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

          (j) "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock, or (B) any subdivision, combination, or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the

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American Stock Exchange, as reported in the principal  consolidated  transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair market value of such shares on such date as determined reasonably and with good faith by the Board of Directors of the Company shall be used. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be conclusive for all purposes.

          "Current Market Price" of the preferred Stock shall be determined in accordance with the preceding paragraph if the Preferred Stock is publicly traded. If the Preferred Stock is not publicly traded, the Current Market Price of the Preferred Stock shall be conclusively deemed to be the Current Market Price of the Common Stock as determined pursuant to the preceding paragraph, multiplied by one hundred. If neither the Common Stock nor the Preferred Stock is publicly traded, the Current Market Price of the Preferred Stock shall be determined in accordance with the last sentence of the proceeding paragraph.

          (k) "Distribution Date" shall mean the earlier of (i) the Stock Acquisition Date or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent of any Person to commence (which intention to commence remains in effect for five Business Days after such announcement) a tender or exchange offer which would result in such Person becoming an Acquiring Person, unless such date is extended by a majority of the Continuing Directors (including any such date which is after the date of this Plan and prior to the issuance of the Rights).

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Plan, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to such rule or regulation as was in effect on the date of this Plan.

          (m) "Merger Right" shall mean the Rights described in Section 12(a) hereof.

          (n) "Outstanding Non-ESOT Shares" shall mean the number of shares of Common Stock outstanding exclusive of shares held by the ESOT (including both allocated and unallocated shares) as reported in whichever of the following documents has most recently been filed with the Securities and Exchange Commission as of the date the determination of the ESOT Shares is made:

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(i) the most recent  amendment to the ESOT's  Schedule  13G;  (ii) the Company's most recent amendment to its Form 10-KSB which contains the information required by Part IV of Form 10-KSB; or (iii) the Company's most recent proxy statement.

          (o) "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger of otherwise) of such entity, except that Person shall include any person who is excluded from the definition of Acquiring Person by clauses (i) through (v) of paragraph (a) of Section 1.

          (p) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, par value $.20 per share, of the Company.

          (q) "Stock Acquisition Date" shall mean the first date of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (r)       "Subscription  Right"  shall  mean the Rights  described  in
Section 11(a) hereof.

          (s) "Subsidiary" shall mean, with reference to any Person, any corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by such Person.

          (t) "Trading Day" with respect to any security shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (u) "Triggering Event" shall mean an event giving rise to the Subscription Rights or Merger Rights.

          (v) "Whole Board" shall mean the total number of directors which the Company would have if there were no vacancies on the Board of Directors.

          (w) "Voting Stock" shall mean (i) the Common Stock and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

          Any  determination  required  by  the  definitions  contained  in this
Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and binding.

     SECTION 2. AUTHORITY TO APPOINT OF RIGHTS AGENT. The Company may appoint a rights agent (or one or more co-rights agents) to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof.

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     SECTION 3.     ISSUE OF RIGHTS CERTIFICATES.

          (a)       Until  the  Distribution   Date,  (x)  the  Rights  will  be
evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and
(y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company, or the Rights Agent, as the case may be, will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the Rights Agent, if any, a Rights Certificate, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) As promptly as practicable following the Record Date, the Company or the Rights Agent, if any, will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company or the Rights Agent, as the case may be.

          (c) Rights shall be issued in respect of all shares of Common Stock (whether originally issued or delivered from the Company's treasury) issued after the Record Date but prior to the earlier of the Distribution Date or the Final Expiration Date (as hereinafter defined). Certificates representing such shares of Common Stock shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Rights Plan of Servotronics, Inc. (the "Company"), dated as of August 26, 2002 (the "Rights Plan"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Plan without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as that term is defined in the Rights Plan) and any subsequent holder of such Rights may become null and void.

          With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates alone, and the surrender for transfer of any of such certificates, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

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     SECTION 4.     FORM OF RIGHTS CERTIFICATES.

          (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11,
Section 12 and Section 18 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of preferred Stock as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant to Section 3 (a) hereof that represents Rights beneficially owned by an Acquiring Person, or that represents any Rights owned on or after the Distribution Date by any Person who subsequently becomes an Acquiring Person or any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate of an Acquiring Person or to any nominee of such Acquiring Person, Affiliate or Associate and any Rights Certificate issued pursuant to Section 6 or Section 13 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, may contain the following legend:

          The Rights represented by this Rights Certificate were issued to a Person who was or became an Acquiring Person. This Rights Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Plan.

The provisions of Section 7(e) of this Rights Plan shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

     SECTION 5.     REGISTRATION.

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board or any other executive officer, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before issuance and delivery by the Company, such Rights Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Plan any such person was not such an officer.

          (b) Following the Distribution Date, the Company or the Rights Agent, if any, will keep or cause to be kept, at the principal executive office of the Company or at the principal shareholder services office or offices of the Rights Agent, as the case may be, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     SECTION6.      TRANSFER.  SPLIT  UP,  COMBINATION  AND  EXCHANGE  OF RIGHTS
CERTIFICATES;  MUTILATED.  DESTROYED.  LOST OR STOLEN RIGHTS CERTIFICATES.

          (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock as the rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Company or Rights Agent, if any, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal executive office of the Company or the principal office of the Rights Agent designated for such purpose, as the case may be. Thereupon, the Secretary of the Company or the Rights Agent, as the case may be, shall deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company or the Rights Agent, if any, of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company or the Rights Agent, as the case may be, of all reasonable expenses incidental thereto, and upon surrender to the Company or Rights Agent, as the case may be, and cancellation of the Rights Certificate if mutilated, the Company or the Rights Agent, as the case may be, will execute and deliver a new Rights Certificate of like tenor to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     SECTION 7.     EXERCISE  OF  RIGHTS:  PURCHASE  PRICE;  EXPIRATION  DATE OF
RIGHTS.

          (a) Subject to Sections 7(e) and 19(a) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof including the certificate contained therein duly executed, to the Company or the Rights Agent, if any, at the principal executive office of the

Company or the principal shareholder services office or offices of the Rights Agent, as the case may be, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock as to which the Rights are exercised prior to the earlier of (i) the Close of Business on August 28, 2012 (the "Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 19 hereof.

          (b) The Purchase Price for each one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $32.00, shall be subject to adjustment from time to time as provided in Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with Paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase including the certificate contained therein duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, and a completed letter of transmittal (which shall be in such form as the Company, in its sole discretion shall determine), the Company or the Rights Agent, if any, shall thereupon promptly (i) (A) requisition from any transfer agent, if any (but only to the extent such transfer agent expressly assumes such duty), or, if none, from the Company's Secretary or Assistant Secretary, of the shares of Preferred Stock certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or, (B) if the Company, at its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent, if any (but only to the extent such transfer agent expressly assumes such duty), or, if none, from the Company's Secretary or Assistant Secretary, with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14,
(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. Notwithstanding the foregoing, the Company, at the sole discretion of the Board of Directors, may permit holders of Rights to pay the Purchase Price by tendering a promissory note in the principal amount of the Purchase Price in such form and with such terms and conditions as the Board of Directors, in its sole discretion, may determine. In the case of an exercise of the Rights by a holder pursuant to
Section 11(a), the Company or the Rights Agent, if any, shall return such Rights Certificate to the registered holder thereof after imprinting, stamping, or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a) of the Rights Plan and if less than all the Rights represented by such Rights Certificate were so exercised, the Company or the Rights Agent, as the case may be, shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11 (a).

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Company or the Rights Agent, if any, and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Plan to the contrary, if there occurs one or more of the transactions set forth in Section 11(a) or
Section 12(a) on or after the time an Acquiring Person has become such, then any Rights that are or were on or after the earlier of the Distribution Date or the Stock Acquisition Date beneficially owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person, shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Plan.

          (f) Notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent, if any, shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates thereof as the Company shall reasonably request.

     SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents or to the Rights Agent, if any, shall be cancelled by the Company or the Rights Agent, as the case may be, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Plan. The Company or the Rights Agent, if any, shall cancel and retire any other Rights Certificates purchased or acquired by the Company or the Rights Agent, as the case may be, otherwise than upon the exercise thereof.

     SECTION 9.     RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

          (a) The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of preferred Stock held in its treasury (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and unissued shares held in treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the Stock Acquisition Date, or, if required under the Securities Act of 1933, as amended (the "Act"), following the Distribution Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the rights, (ii) cause such registration statement to become effective as soon as practicable after the filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the expiration of the Subscription Period (as defined in Section 19 (a)
(ii)) and thereafter if required under the Act until the Expiration Date. The Company will also take all action necessary to ensure compliance with the securities laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements. Upon any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in that jurisdiction shall have been obtained.

          (d) The Company shall take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (e) The Company shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of (i) any transfer or delivery of Rights Certificates to a Person other than the registered holder of Rights Certificate, or (ii) the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise, and may refuse to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder of such Rights Certificates upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     SECTION 10. PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open.

     SECTION 11.    SUBSCRIPTION RIGHT.

          (a) Subject to the provisions of Section 20, in the event that any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall, for a period of 60 days (or such other shorter or longer period as may be established by action of a majority of the Continuing Directors) after the later of the Stock Acquisition Date and the effective date of an appropriate registration statement as permitted pursuant to Section 9, have a right to receive ("Subscription Right"), upon exercise thereof at the then current Purchase Price in accordance with the terms of this Plan, in lieu of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 33-1/3% of the Current Market Price per one share of Common Stock on the date of the occurrence of the event set forth in this paragraph (such number of shares being referred to as the "number of Adjustment Shares"); PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 12 hereof, then only the provisions of Section 12 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a).

          (b) In the event that there shall not be sufficient authorized but unissued Common Stock to permit the exercise in full of the Subscription Rights, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Subscription Rights, including the calling of a meeting of stockholders; provided, however, that if the Company is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become so exercisable, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the Current Market Price of one share of Preferred Stock multiplied by such number or fraction is equal to the Current Market Price of one share of Common Stock as of the date of issuance of such Preferred Stock. To the extent that the Company determines that some action need be taken pursuant to the provision of this Section 11 (b), the Board of Directors may temporarily suspend the exercisability of the Subscription Rights for a period of up to 75 days following the date on which the event described in
Section 11(a) shall have occurred, in order to seek any authorization of additional shares of Common Stock. In the event of any such suspension, the

Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

     SECTION 12.    MERGER RIGHT.

          (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, except as provided in Section 7(e), shall have the right ("Merger Right") to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Plan, such number of shares of freely tradable common stock of the Principal Party, free and clear of any liens, encumbrances, or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a right is then exercisable (without taking into account any adjustment previously made pursuant to a Subscription Right) and (2) dividing that product by 33-1/3% of the Current Market Price per share of the common stock of such Principal Party on the date of consummation of such consolidation, merger, sale, or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Plan; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 13 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Merger Right.

          (b)       "Principal Party" shall mean:

                        (i) in the case of any  transaction  described in (x) or
                    (y) of the first sentence of this Section 12, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

                        (ii) in the case of any transaction  described in (z) of
                    the first sentence in this Section 12, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

PROVIDED, HOWEVER, that in any such case, (1) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, as then in effect, and such Person is a direct or indirect Subsidiary or Affiliate of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of common stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the common stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 12 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its common stock that have not been issued or reserved for issuance to permit the exercise in full of the Merger Rights and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party, as a result of such consolidation, merger, sale or transfer, shall have executed and delivered to the Rights Agent, if any, or if no Rights Agent has been appointed, to the Company's Secretary or Assistant Secretary, a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 12 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer, the Principal Party at its own expense will:

                        (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                        (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities laws of such jurisdictions as may be necessary or appropriate; and

                        (iii)  will   deliver   to   holders   of  the   Rights
                    historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The  rights  under  this  Section 12 shall be in  addition  to the rights  under
Section 11 and shall survive any exercise thereof.

     SECTION 13. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13 or as otherwise provided in this Plan.

          (a) In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 13(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that if a holder of Rights after such time were to exercise that number of Rights which would result in the aggregate amount of the Purchase Price payable upon such exercise (at the Purchase Price then in effect) being equal to the amount of the Purchase Price that was payable prior to such time upon exercise of a Right, he would be entitled to receive the aggregate number and kind of shares of capital stock which, if such Rights had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a) hereof and this Section 13(a), the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior, to any adjustment required pursuant to Section 11(a).

          (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ["equivalent preference stock"]) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive for all purposes. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) If the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular semi-annual cash dividend), assets (other than a dividend payable in Preferred Stock), or subscription rights or warrants (excluding those referred to in
Section 13 (b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of the preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants in respect of one share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

          (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 13 (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other shares or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 13(d), any adjustment required by this Section 13 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

          (e) If as a result of an adjustment made pursuant to Section 11 or 12 (a), the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Sections 11 and 13 (a), (b),
(c), (d), (f), (g), (h), (i), (j), and (1) and the provisions of Sections 7, 9, 10, 12, 14 and 20 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (g) Unless the Company shall have exercised its election as provided in Section 13(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 13 (b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

          (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value or the then stated value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

          (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Rights exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 13, as and to the extent that in its sole discretion the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 13, hereafter made by the Company to holders of its Preferred Stock shall, if practicable, not be taxable to such stockholders.

          (m) Anything in this Plan to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Plan and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in any such case (i) the number of one one-hundredths of a share of Preferred Stock purchasable upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 13(m) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under this
Section 13 (m), the adjustments provided for in this Section 13 (m) shall be in addition and prior to any adjustment required pursuant to the Triggering Event.

          (n) The exercise of Rights under Section 11(a) shall only result in the loss of rights under Section 11(a) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Plan, including the rights represented by Section 12.

          (o) The Company shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be accorded by the Rights.

          (p) After the Stock Acquisition Date, the Company shall not, except as permitted by Section 19 or Section 24 hereof, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Price of a whole Right as of the date on which such fractional Rights would have been otherwise issuable.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Current Market Price of one one-hundredth of a share of Preferred Stock as of the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of a Right.

     SECTION 15. RIGHTS OF ACTION. All rights of action in respect to this Plan are vested in the respective registered holders of the Rights Certificates and only such holders (and, prior to the Distribution Date, the registered holders of the Common Stock and only such holders); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to execute the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder by any Person subject to this Plan.

     SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and with every other holder of a Right that:

          (a)       prior  to  the   Distribution   Date,  the  Rights  will  be
transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Company, if surrendered at the principal office of the Company, or Rights Agent if a Rights Agent is appointed by the Company hereunder, only on the registry book of the Rights Agent, if surrendered at the principal shareholder services office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent, if any, may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or any Rights Agent) for all purposes whatsoever, and neither the Company nor any Rights Agent appointed by the Company shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Plan to the contrary, neither the Company nor any Rights Agent appointed by the Company shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned.

     SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise expressly provided in this Plan, no holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred

Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     SECTION 18. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provision of this Plan.

     SECTION 19.    REDEMPTION AND TERMINATION.


          (a) (i) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., New York City time, on the earlier of
(x) the Stock Acquisition Date, or (y) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.00l per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                    (ii) In addition, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date, but prior to any event described in Section 12 (a), either (x) prior to commencement of the period under Section 11(a) during which the Subscription Right may be exercised (the "Subscription period") if each of the following shall have occurred and remain in effect: (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, such that such Person is thereafter a Beneficial Owner of 5% or less of the outstanding shares of Common Stock, (2) there are no other Persons, immediately following the transfer or other disposition described in clause (1), who are Acquiring Persons, and (3) the transfer or other disposition described in clause (1) of this Section 19(a)(ii) was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries; (y) in connection with any event specified in Section 12(a) in which all holders of Common Stock are treated alike and not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or any other Person in which such Acquiring Person, Affiliate or Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate; or (z) following the expiration of the Subscription period if and for as long as the Acquiring Person is not thereafter the Beneficial Owner of 25% of the then Outstanding Non-ESOT Shares, and at the time of redemption there are no other Persons who are Acquiring Persons.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 19 (a)(i), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption permitted only under Section 19 (a)(ii), the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price: (i) prior to commencement of the Subscription Period, only after ten Business Days following the giving of notice of such redemption to the holders of such Rights; and (ii) after commencement of the Subscription Period, upon the later of ten Business Days following the giving of such notice or the expiration of the Subscription Period. Within ten days after the action of the Board of Directors ordering any such Redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company or the Rights Agent, if any, or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Company or the Rights Agent, if any, or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

     SECTION 20.    EXCHANGE.

          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of two shares of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 20 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such rights at their last addresses as they appear upon the registry books of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (c) In the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 20, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the Current Market Price of one share of Preferred Stock multiplied by such number or fraction is equal to the Current Market Price of one share of Common Stock as of the date of issuance of such Preferred Stock.

          (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole share of Common Stock.

     SECTION 21.    INDEMNIFICATION OF CORPORATE OFFICERS AND DIRECTORS.

          (a) The Company shall indemnify its officers and directors for, and hold them harmless against, any loss, liability, or expense, incurred without bad faith or willful misconduct on the part of such officers and directors, for any acts or omissions by such officers and directors in connection with the acceptance and administration of this Plan, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, and will promptly reimburse such officers and directors for any legal or other expenses reasonably incurred in investigating or defending any such loss, expense, claim, damage or liability.

          (b) The Company's officers and directors shall be protected by the indemnity provided in this Section 21 and shall incur no liability for or in respect to any action taken, suffered or omitted by any of them in connection with their administration of this Plan in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument or assignment of transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by such officer or director to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons. The indemnification provided to the officers and directors of the Company pursuant to this Section 21, shall be in addition to, and not a limitation upon, any and all other forms of indemnification which have been or may be provided for these officers and directors.

     SECTION 22.    NOTICE OF CERTAIN EVENTS.

          (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular semi-annual cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 23 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding-up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

          (b) Upon the occurrence of an event giving rise to the Subscription Rights or Merger Rights, the Company or Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 23 hereof, a notice of the occurrence of such event and the consequences thereof to holders of Rights under Sections 11(a) or 12(a) hereof, as the case may be.

     SECTION 23. NOTICES. Notices or demands authorized by this Plan to be given or made by the Rights Agent, if any, or by the holder of any Rights Certificate to or on the Company, shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

                    Servotronics, Inc.
                    1110 Maple Street
                    P. O. Box 300
                    Elma, New York l4059-0300
                    Attention:  Secretary

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent, if any, to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent, as the case may be. The Company shall deliver a copy of any notice or demand it delivers to the holder of any Rights Certificate to the Rights Agent, if any, and the Rights Agent, if any, shall deliver a copy of any notice or demand it delivers to the holder of any Rights Certificate to the Company.

     SECTION 24. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Plan without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent, if any; PROVIDED, HOWEVER, that from and after such time as any Person becomes an Acquiring Person, this Plan shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Plan to lower the thresholds set forth in
Section 1(a) to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person and (ii) 10%.

     SECTION 25. SUCCESSORS. All the covenants and provisions of this Plan by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

     SECTION 26. BENEFITS OF THIS PLAN. Nothing in this Plan shall be construed to give to any Person other than the Company and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

     SECTION 27. SEVERABILITY. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 28. GOVERNING LAW. This Plan, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     SECTION 29. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                                SERVOTRONICS, INC.


                                             By /s/ Raymond C. Zielinski
                                                --------------------------------
                                                Name:  Raymond C. Zielinski
                                                Title: Vice President

ATTEST:


/s/ Lee D. Burns
----------------------
Name:    Lee D. Burns
Title:   Secretary

                                    EXHIBIT A


                          (Form of Rights Certificate]


Certificate No. R-

                           Rights
                  --------



          NOT EXERCISABLE AFTER AUGUST 28, 2012 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS PLAN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS THAT TERM IS DEFINED IN THE RIGHTS
          PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE SHAREHOLDER RIGHTS PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH PLAN.]1



                               Rights Certificate
                               ------------------


                               SERVOTRONICS, INC.


          This certifies that                ,  or  registered assigns,  is  the
                             ---------------
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Plan dated as of August 26, 2002 the "Rights Plan") of Servotronics, Inc., a Delaware corporation (the "Company"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Plan) and prior to 5:00 P.M. (New York City time) on August 28, 2012 at the principal corporate executive office of the Company or at the offices of the Rights Agent, if any, designated for such purpose, one one-hundredth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the
"Preferred Stock") of the Company, at a purchase price of $32.00 per one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed.
------------------------

1 The Portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence

          The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of August 28, 2002. As provided in the Rights Plan, the Purchase Price, the type of security, and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Rights Certificates. Copies of the Rights Plan are on file at the above-mentioned office of the Company or the principal shareholder services office of the Rights Agent, if one has been appointed, and are also available upon written request to the Company or the Rights Agent, if any.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal executive office of the Company or the principal shareholder services office of the Rights Agent, if any, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a) of the Rights Plan) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a) of the Rights Plan, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Plan.

          Subject to the provisions of the Rights Plan, the Rights evidenced by this certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right. Subject to the provisions of the Rights Plan, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this certificate may become void without any further action by the Company.

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock), but in lieu thereof of a cash payment will be made, as provided in the Rights Plan.

          No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Plan.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been executed by the Company.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of
            --------------------------

                                                   SERVOTRONICS, INC.
ATTEST:

--------------------------                         By:
                                                      --------------------------
Secretary                                             President

                  (Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


          FOR VALUE RECEIVED                         hereby sells, assigns and
                             -----------------------
 transfers unto
               -----------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print name and address of transferee)


-----------------------------------------------------------------------------
This Rights  Certificate,  together with all right,  title and interest therein,
and does  hereby  irrevocably  constitute  and  appoint          as  attorney to
                                                        ---------
transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      -----------, --------


                                                  -----------------------------
                                                        Signature


                                                  -----------------------------
                                                        Signature

Signature Guaranteed:


                          ----------------------------------

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                     exercise Rights Certificate pursuant to
                       Section 11(a) of the Rights Plan.)


To:
   ----------------------------------

          The    undersigned    hereby    irrevocably    elects   to    exercise
                            Rights  represented  by this Rights  Certificate  to
---------------------------
purchase the shares of Preferred Stock issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


(Please insert social security or other identifying number):

--------------------------------------------


(Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


          The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a) of the Rights Plan shall be returned to the undersigned unless such person requests that the Rights Certificates be registered in the name of and delivered to:

          Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)
            --------------------------------------------------------------------


(Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:             20
      -----------,    --


                                                  -----------------------------
                                                        Signature


                                                  -----------------------------
                                                        Signature

Signature Guaranteed:


                          ----------------------------------

                                   CERTIFICATE



The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person (as such term is defined in the Rights Plan); and

               (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or Associate of any such Acquiring Person.


Dated:
       ----------------------



                                                  -----------------------------
                                                        Signature


                                                  -----------------------------
                                                        Signature




                                     NOTICE
                                     ------

          The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK


As of August 26, 2002 the Board of Directors of Servotronics, Inc. (the "Company") adopted a Shareholder Rights Plan (the "Rights Plan") to take effect on August 28, 2002 upon expiration of the Company's existing Shareholder Rights Plan which is due to expire at the close of business on August 28, 2002. Pursuant to the new Rights Plan, the Board of Directors declared a dividend distribution of one Right for each outstanding share of Company Common Stock to shareholders of record at the close of business on August 28, 2002. The description and terms of the Rights are set forth in a Rights Plan (the "Rights Plan") adopted by the Board of Directors. Subject to becoming exercisable as described below, each Right entitles its registered holder to purchase from the Company one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.20 per share (the "Preferred Stock"), at a Purchase Price of $32.00 per Unit, subject to adjustment.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock on the Distribution Date, which will occur on the earlier of (i) the date of the Company's public announcement (the "Stock Acquisition Date") that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 25 % or more of the shares of Common Stock outstanding, excluding shares of Common Stock held by the Servotronics, Inc. Employee Stock Ownership Trust (the "ESOT"), or (ii) 10 days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. The ESOT and Dr. Nicholas D. Trbovich cannot be Acquiring Persons, as defined.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after August 28, 2002 will contain a legend incorporating the Rights Plan by reference, but existing Common Stock certificates will also incorporate the Rights Plan notwithstanding the absence of such a legend, and (iii) the surrender for transfer of any certificate for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. SHAREHOLDERS NEED NOT SURRENDER THEIR EXISTING STOCK CERTIFICATES TO OBTAIN THE BENEFITS OF THE RIGHTS PLAN.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 28, 2012, unless earlier redeemed by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

After the Distribution Date and prior to the Stock Acquisition Date, each Right will entitle the holder to purchase from the Company one-hundredth of a share of Preferred Stock for $32.00, subject to adjustment. The Preferred Stock is non-redeemable. Each share of Preferred Stock will be entitled to an annual aggregate dividend equal to the greater of $1 per share or 100 times the dividend declared on the common shares. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive an aggregate liquidation payment equal to the greater of $1 or 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the common shares. The dividend, liquidation and voting rights, and the non-redemption feature of the Preferred Stock are designed so that the value of the one-hundredth interest in a preferred share purchasable with each right will approximate the value of one share of Common Stock.

In the event any person becomes an Acquiring Person, each holder of a right will have the right to receive, upon exercise of the Right and payment of the Purchase Price, Common Stock (or, if sufficient Common Stock is unavailable, Preferred Stock) having a value equal to three times the Purchase Price of the Right (referred to as the "Subscription Right"). The Subscription Right is exercisable during the 60-day period following the later of the Stock Acquisition Date or the effective date of a registration statement covering the Common Stock (or Preferred Stock, if applicable) subject to the Subscription Right (referred to as the "Subscription Period"). The Board of Directors has the discretion to permit the holders of Rights to tender promissory notes in payment of the Purchase Price. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person will be null and void.

For example, at a Purchase Price of $32 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following the Stock Acquisition Date would entitle its holder to purchase $96 worth of Common Stock for $32. Assuming that each share of Common Stock had a value of $8 at such time, the holder of each valid Right would be entitled to purchase twelve shares of Common Stock for $32.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to three times the Purchase Price of the Right (referred to as the "Merger Right").

The Purchase Price payable, and the number of Units of Preferred Stock (or the number and kind of other securities or property, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular semi-annual cash dividends) or of subscription rights or warrants (other than those referred to above).

At any time after the Stock Acquisition Date, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of two shares of Common Stock, or two one-hundredths of a share of Preferred Stock, per Right (subject to adjustment).

No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1 % of the Purchase Price. The Company is not required to issue fractional Units and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time prior to the earlier of the Stock Acquisition Date or the Expiration Date, the Board of Directors may redeem the outstanding Rights in whole, but not in part, at a redemption price of $.00l per Right (the "Redemption Price"). In addition, the Board of Directors may redeem the Rights after the Stock Acquisition Date but prior to an event which gives rise to the exercisability of the Merger Right if (1) prior to the Subscription Period, the Acquiring Person shall have transferred a sufficient number of shares of Common Stock so that such Person owns 5 % or less of the outstanding Common Stock excluding ESOT shares (and there are no other Acquiring Persons) and such transfers did not involve the Company; (2) in connection with a merger or business combination involving the Company where all shareholders are treated alike and not involving the Acquiring Person or any entity in which the Acquiring Person has an interest; or (3) following the Subscription Period if there are no Acquiring Persons.

Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for a person becoming an Acquiring Person to not less than the greater of (i) the sum of .001 % and, the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that, after the Distribution Date, no amendment may be effected which would adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Copies of the Rights Plan have been filed with the Securities and Exchange Commission as an Exhibit to the Current Report on Form 8-K dated August 27, 2002. Copies of the Rights Plan are available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, which is incorporated herein by reference.

                                    EXHIBIT C

                       FORM OF CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                               SERVOTRONICS, INC.


             Pursuant to Section 151 of the General Corporation Law
                                     of the
                                State of Delaware



     We, Nicholas D. Trbovich, Sr., President, and Lee D. Burns, Secretary, of Servotronics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on August 10, 1992, adopted the following resolution creating a series of 50,000 shares of Preferred Stock designated as Series A Junior Participating Preferred
Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Junior Preferred Stock, $.20 par value, of the Corporation, to be designated "Series A Junior Participating Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), initially consisting of 50,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):


          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 50,000.

          Section 2. DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, semi-annual dividends payable in cash on the 15th day of June and December in each year (each such date being referred to herein as a "Semi-Annual Dividend Payment Date"), commencing on the first Semi-Annual Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) fifty cents ($.50) or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.20 per share, of the Corporation (the "Common Stock") since the immediately preceding Semi-Annual Dividend Payment Date, or, with respect to the first Semi-Annual Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 24, 1992 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Semi-Annual Dividend Payment Date and the next subsequent Semi-Annual Dividend Payment Date, a dividend of fifty cents ($.50) per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Semi-Annual Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Semi-Annual Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Semi-Annual Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Semi-Annual Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior
     Participating Preferred Stock entitled to receive a semi-annual dividend and before such Semi-Annual Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Semi-Annual Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to three (3) semi-annual dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous semi-annual dividend periods and for the current semiannual dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to three (3) semi-annual dividends thereon, voting as a class, irrespective of series, shall have the right to elect one (1) Director.

               (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section

     3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect a Director to fill any vacancy in the Board of Directors as may then exist or, if such right is exercised at an annual meeting, to elect one (1) Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of a Director. After the holders of the Preferred Stock shall have exercised their right to elect a Director in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect a Director, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one (1) Director voting as a class, after the exercise of which right (x) the Director so elected by the holders of Preferred Stock shall continue in office until his or her successor shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect a Director shall cease, (y) the term of any Director elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as determined by the Board of Directors pursuant to the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancy in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. CERTAIN RESTRICTIONS.

          (A) Whenever semi-annual dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior
     Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. LIQUIDATION. DISSOLUTION OR WINDING UP.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating preferred Stock shall have received one dollar ($1.00) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior

     Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred -Stock, voting separately as a class.

          Section 11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 14th day of August, 1992.



                                                     /s/ Raymond C. Zielinski
                                                     -------------------------
                                                     Name:  Raymond C. Zielinski
                                                     Title: Vice President

Attest:

/s/ Lee D. Burns
-----------------------
Name:    Lee D. Burns
Title:   Secretary